SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported) JULY 1, 1999



                               DISC GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-22696

Delaware                                                              13-3678012
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation)                                               Identification No.)


10 Gilpin Avenue, Hauppauge, New York                                 11788-8831
(Address of principal  executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (516) 234 -1400

                    INFORMATION TO BE INCLUDED IN THE REPORT


          This Form 8-K/A amend the Registrant's current report on Form 8-K dated July 1, 1999, and is filed pursuant to Item 7(a)(4) and 7(b)(2), with respect to financial statements of Contemporary Color Graphics, Inc. ("CCG"), an acquired business previously reported in the Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired. The Financial Statements of CCG required to be filed under Item 7(a) are filed herewith.

         (b)  Pro  Forma   Financial   Information.   The  pro  forma  financial
information required to be filed under Item 7(b) is filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DISC GRAPHICS, INC.
                                         (Registrant)



September 14, 1999                       /s/ Donald Sinkin
                                         -----------------------------------
                                         Donald Sinkin
                                         President and Chief Executive Officer

                        CONTEMPORARY COLOR GRAPHICS, INC.
                                TABLE OF CONTENTS


                                                                            Page

Independent Auditors' Report                                                   5

Financial Statements

  Balance Sheet as of December 31, 1998                                        6
  Statements of Operations and Changes in Retained Earnings
     (Accumulated Deficit) for the Year Ended December 31, 1998                7
  Statement of Cash Flows for the Year Ended December 31, 1998                 8
  Notes to Financial Statements                                                9

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of
Contemporary Color Graphics, Inc.

We have audited the accompanying balance sheet of Contemporary Color Graphics, Inc. ("Company") as of December 31, 1998 and the related statements of operations and changes in retained earnings (accumulated deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contemporary Color Graphics, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                              /s/ Imowitz Koenig & Co., LLP
                                              Certified Public Accountants


New York, New York
April 28, 1999

                          Contemporary Color Graphics, Inc.
                         Balance Sheet as of December 31, 1998


Assets

Current Assets

      Cash and Cash Equivalents                                     $   267,682
      Accounts Receivable                                               887,605
      Inventories                                                       216,974
      Prepaid Expenses                                                   46,990
                                                               -----------------

          Total current assets                                        1,419,251

Property and Equipment, at Cost, Net of
      Accumulated Depreciation of $975,949                            1,236,506
Security Deposits                                                        10,134
                                                               -----------------

          Total assets                                             $  2,665,891
                                                               =================

Liabilities and stockholders' deficit

Current liabilities

      Accounts Payable                                              $   898,972
      Accrued Expenses                                                  479,640
      Loans Payable                                                     483,306
                                                               -----------------

          Total current liabilities                                   1,861,918

Loans Payable                                                           867,508
                                                               -----------------

          Total liabilities                                           2,729,426
                                                               -----------------

Commitments and Contingencies

Stockholders' deficit

      Common Stock - No Par Value; Authorized - 200 shares;
          Issued and Outstanding - 100 shares                            35,300
      Additional Paid-in-Capital                                        117,403
      Accumulated Deficit                                              (216,238)
                                                               -----------------

          Total stockholders' deficit                                   (63,535)
                                                               -----------------

          Total liabilities and stockholders' deficit               $  2,665,891
                                                               =================

                        Contemporary Color Graphics, Inc.
 Statements of Operations and Changes in Retained Earnings (Accumulated Deficit)
                      For the Year Ended December 31, 1998



Sales                                                              $  7,467,992

Cost of Goods Sold                                                    5,511,924
                                                               -----------------

      Gross Profit                                                    1,956,068
                                                               -----------------

Selling Expenses                                                        442,420

General and Administrative Expenses                                   1,084,328
                                                               -----------------

      Total Operating Expenses                                        1,526,748
                                                               -----------------

      Income from Operations                                            429,320

Other Income                                                             69,120
Rental Income                                                            11,162
                                                               -----------------

      Net Income                                                        509,602

Add:  Retained Earnings - Beginning of Period                            52,035

Less:  Prior Period Adjustment                                         (608,329)

Less:  Distributions to Stockholders                                   (169,546)
                                                               -----------------

Accumulated Deficit - End of Period                                $   (216,238)
                                                               =================

                        Contemporary Color Graphics, Inc.
          Statement of Cash Flows For the Year Ended December 31, 1998


Cash Flows From Operating Activities:

     Net Income                                                   $     509,602
     Adjustments to Reconcile Net Income to

          Net Cash Provided by Operating Activities:

Depreciation and Amortization                                           252,070

Changes in Operating Assets and Liabilities:
     Accounts Receivable                                               (228,030)
     Inventories                                                        (71,355)
     Prepaid Expenses                                                   (14,934)
     Accounts Payable                                                   107,306
     Accrued Expenses                                                   253,985
     Tenant Security Deposit                                             (3,060)
                                                               -----------------

          Net Cash Provided by Operating Activities                     805,584
                                                               -----------------

Cash Flows From Investing Activities:

Purchase of Property and Equipment                                     (118,917)
                                                               -----------------

     Cash Used in Investing Activities                                 (118,917)
                                                               -----------------

Cash Flows From Financing Activities:
     Payments on Loans Payable                                         (390,607)
     Payments on Loans Payable - Officers                                (4,141)
     Distributions to Stockholders                                     (169,546)
                                                               -----------------

          Net Cash Used in Financing Activities                        (564,294)
                                                               -----------------

Increase in Cash and Cash Equivalents                                   122,373

Cash and Cash Equivalents at Beginning of Period                        145,309
                                                               -----------------

Cash and Cash Equivalents at End of Period                        $     267,682
                                                               =================

Supplemental Disclosure of Cash Flow Information:
     Cash paid for Interest                                       $     158,551
                                                               =================

Supplemental Disclosure of Non-Cash Financing and
     Investing Activities
          Purchase of Property and Equipment                      $     510,316
          Equipment Loans                                              (391,399)
                                                               -----------------

          Cash Used for Purchase of Property and Equipment        $     118,917
                                                               =================

          Loan Payable - Officers reclassified as                  $     117,403
                                                               =================
              Additional Paid-in-Capital

                        CONTEMPORARY COLOR GRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


Note 1.    The Company

           Contemporary Color Graphics, Inc. (the "Company") specializes in the design and production of high quality lithographic sheet-fed printing, flexographic label printing, digital pre-press services, and graphic design work. The Company caters to a wide range of industries, including the music publishing, cosmetics, pharmaceutical industries, as well as the national credit card collateral material markets.

Note 2.    Summary of Significant Accounting Policies

Cash Equivalents:

The Company considers all highly liquid investments with a maturity of three months or less at time of purchase to be cash equivalents.

Use of Estimates:

Preparation of the financial statements in conformity with generally acceptedaccounting principles requires management to make estimates and assumptions that affect the amounts required in the financial statements and accompanying notes. Actual results could differ from those estimates.

Major Customers:

Sales activity with one customer accounted for approximately $1,176,000 or 15.5% of sales for the year ended December 31, 1998. At December 31, 1998, this customer had an accounts receivable balance of approximately $11,000. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Historically, credit losses have not been significant.

Inventories:

Inventories are stated at the lower of cost or market, by the first-in, first-out method of valuation.

Property and Equipment:

Property and equipment are recorded at cost. Maintenance and repairs are charged to earnings as incurred. Major renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and allowances are eliminated from the respective accounts and the resulting gain or loss is recognized. Provision for depreciation and amortization is made by straight-line and accelerated methods on the basis of the estimated useful lives of the related assets.

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairments are present and the undiscounted cash flows are not sufficient to recover the assets carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount.

                        CONTEMPORARY COLOR GRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                                   (CONTINUED)

Income Taxes:

The Company has elected to be taxed under the provisions of subchapter "S" of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders report their proportionate share of the Company's taxable income (loss) and tax credits on their personal income tax returns.

Comprehensive Income:

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This Statement requires that all items recognized under accounting standards as components of comprehensive income be reported in annual financial statements and be displayed with the same prominence as other items in annual financial statements. Other comprehensive income may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available for sale. The Company has no elements of other comprehensive income other than net income, therefore, comprehensive income equals reported net income

Note 3.    Inventories

           Inventories comprise the following at December 31, 1998:

                  Work in Process                                      $136,362
                  Raw Materials                                          80,612
                                                                         ------
                                                                       $216,974
                                                                       ========

                        CONTEMPORARY COLOR GRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                                   (CONTINUED)

Note 4.  Property and Equipment

         Property and equipment comprise the following at December 31, 1998:

           Machinery and Equipment                                   $1,822,499
           Leasehold Improvements                                       231,574
           Furniture and Fixtures                                       158,382
                                                                   ------------
                                                                      2,212,455

           Less: Accumulated Depreciation and Amortization             (975,949)
                                                                       --------
                                                                     $1,236,506
                                                                     ==========

Depreciation and amortization expense for property and equipment was $252,070 for the year ended December 31, 1998.


Note 5. Loans Payable

        Long-term debt is summarized as follows:

Installment notes payable in monthly installments of $12,493 with interest  at  10.702%  per annum  through  March  2002 (Six Color
Mitsubishi  Press).  The note is secured by related equipment and
personally guaranteed by the stockholders.                              $409,997

Installment  notes payable in monthly  installments  of $790 with interest  at  11.75%  per  annum  through  August  1999  (Misomex
Machine). The note is secured by related equipment and personally
guaranteed by the stockholders.                                            5,730

Installment notes payable in monthly installments of $10,200 with interest  at  10.25%  per  annum  through  August  2001  (Imaging
Equipment).   The  note  is  secured  by  related  equipment  and
personally guaranteed by the stockholders.                               291,935

Installment notes payable in monthly  installments of $3,894 with interest at 7.00% per annum through January 1999 (PC Color).  The note is secured by related equipment and personally guaranteed by
the stockholders.                                                          3,872

Installment notes payable in monthly  installments of $2,565 with interest at 9.76%  through  March 1999 (Dolev  200).  The note is secured by the related equipment and personally guaranteed by the
stockholders.                                                              7,637

                CONTEMPORARY COLOR GRAPHICS, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1998
                           (CONTINUED)


Installment notes payable in monthly  installments of $3,135 with interest at 9.290% per annum through  September  2002 (Fleet Bank
Term Loan).  The note is secured by  Receivables,  Inventory  and
personally guaranteed by the stockholders.                              $121,413

Installment notes payable in monthly  installments of $4,760 with interest  at  9.81%  per  annum  through  May  1999  (Fleet  Bank
Construction Loan). The note is secured by Receivables, Inventory
and guaranteed by the stockholders.                                       22,750

Installment  notes  payable  in  monthly  installments  of $1,333 through  February 2000 (Toshiba  Telephone  System).  The note is
secured  by  related  equipment  and  personally   guaranteed  by
stockholders.                                                             20,001

Installment notes payable in monthly  installments of $5,768 with interest at 9.285% per annum  through  December  2004 (Five Color
Omni  Press).  The note is secured by the related  equipment  and
personally guaranteed by the stockholders.                               317,479

Notes  payable,  with  interest  only  payments  at 10% per annum
(Fleet  Bank  Credit  Line).  The note is secured by the  related
equipment and personally guaranteed by the stockholders.                 150,000
                                                                         -------

                                                                      $1,350,814
                                                                      ==========

     Interest expense for the year ended December 31, 1998 was $158,551.

     Aggregate maturities of long-term debt are as follows:

     Year Ending December 31:

               1999                                    483,306
               2000                                    310,954
               2001                                    308,473
               2002                                    122,208
               2003                                     60,041
               Thereafter                               65,832
                                                   -----------
                                                     1,350,814
                                                     =========

           During 1998, a long-term loan payable to the stockholders of the Company was reclassified as additional paid-in-capital.

                        CONTEMPORARY COLOR GRAPHICS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                                   (CONTINUED)


Note 6.    Commitments and Contingencies

          The Company leases its manufacturing and office space.All leases expire on July 14, 2003.

          As of December 31, 1998, the minimum annual rental commitment under the aforementioned leases approximates:

          Year Ending December 31:
               1999                $161,000
               2000                 166,000
               2001                 171,000
               2002                 176,000
               2003                 181,000
               Thereafter           101,000
                                    -------
                                   $956,000
                                   ========

Rent expense for the year ended December 31, 1998 was $191,079.

Note 7.  Defined Contribution Retirement Plan

The Company adopted the Contemporary Color Graphics 401(k) Profit Sharing Plan, a defined contribution retirement plan which covers all eligible employees. Participants may contribute up to 20% of their salary, as defined. The Company does not make contributions to the plan. A determination letter on the plan has not yet been received from the Internal Revenue Service.

Note 8.  Related Party Transactions

The Company has transactions in the normal course of business with entities owned by certain of the Company's stockholders. Sales to these entities totaled approximately $720,000 for the year ended December 31, 1998. As of December 31, 1998, the balance due from related entities totaled approximately $83,000.

Note 9.    Prior Period Adjustment

The Company's financial statements as of December 31, 1997 have been restated to reflect the correction of the prior years overstatement of assets and understatement of liabilities. The Company's retained earnings have been adjusted as follows:

      Overstatement of Accounts Receivable        $216,720
      Understatement of Accounts Payable           139,380
      Understatement of Accrued Expenses           242,229
                                                   -------
                                                  $608,329
                                                  ========

                               DISC GRAPHICS, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma consolidated financial statements give effect to the acquisition (the "Acquisition") of substantially all of the assets and certain liabilities of Contemporary Color Graphics, Inc. ("CCG") by Disc Graphics, Inc. (the "Company") pursuant to the Asset Purchase Agreement dated as of July 1, 1999 (the "Agreement") which was included as an exhibit to the Company's Current Report on Form 8-K dated July 1, 1999 which was filed with the Securities and Exchange Commission (the "Commission") on July 16, 1999.

         These unaudited pro forma consolidated financial statements are based on the estimates and assumptions set forth below and in the notes to such statements which include pro forma adjustments. The unaudited pro forma consolidated financial statements were prepared utilizing the historical financial statements of the Company and CCG and should be read in conjunction with the Company's Annual Report on Form 10-K for the period ended December 31, 1998 and the Company's Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 1999, each of which were filed with the Commission. The pro forma adjustments are based upon available information as well as assumptions that management believes are reasonable.

         The Acquisition was accounted for using the purchase method of accounting and in accordance with generally accepted accounting principles. Pursuant to the Agreement, the Company acquired substantially all of the assets and certain liabilities of CCG as of July 1, 1999. The allocation of the purchase price has been based on management's best estimate of the fair value of the assets and liabilities assumed as of July 1, 1999.

            DISC GRAPHICS, INC. AND CONTEMPORARY COLOR GRAPHICS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999

         The following unaudited pro forma consolidated balance sheet reflects, on a purchase basis of accounting, the unaudited consolidated balance sheet of the Company and its subsidiaries and the unaudited balance sheet of CCG as of June 30, 1999. The unaudited pro forma consolidated information is not necessarily indicative of the actual or future financial position that would have occurred or will occur as a result of the Acquisition.


                                      Disc Graphics, Inc. and Contemporary Color Graphics, Inc.
                                 Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1999



                                                              Historical                 Pro Forma
                                                    ----------------------------  --------------------------------
                                                    Disc Graphics       CCG          Adjustments     Consolidated
                                                    ----------------------------  --------------------------------
Assets
Current assets:
     Cash and cash equivalents                          $583,282        113,509      (70,000) (b)      $626,791
     Accounts receivable, net                         10,643,673      1,056,975           -          11,700,648
     Inventories                                       2,602,269        190,841           -           2,793,110
     Prepaid expenses and other current assets           400,403         59,890      (19,600) (a)       440,693
     Deferred Income Tax                                 963,000              -           -             963,000
                                                    -------------  -------------    -------------     -------------
     Total current assets                             15,192,627      1,421,215      (89,600)        16,524,242

Plant and equipment, net                              10,455,134      1,122,773     (114,500) (b)    11,463,407
Cost in excess of assets acquired                      1,228,894              -     5,247,300 (b)     6,476,194
Other assets                                           1,728,886        703,124       296,933 (a/b)   2,728,943
                                                    -------------  -------------   -------------     -------------
     Total assets                                    $28,605,541      3,247,112     5,340,133       $37,192,786
                                                    -------------  -------------   -------------     -------------
Liabilities and Stockholders' Equity
Current liabilities:
     Current maturities of equipment notes payable       $95,183              -           -             $95,183
     Current Portion, long term debt                      67,500              -           -              67,500
     Current maturities of capital lease               1,497,596        659,208     (659,200) (a/c)   1,497,604
     obligations
     Accounts payable and accrued expenses             5,437,736      2,082,499     (807,500) (a)     6,712,735
     Income Taxes Payable                                628,433              -           -             628,433
                                                    -------------  -------------  -------------     -------------
    Total current liabilities                         7,726,448      2,741,707    (1,466,700)         9,001,455

Long-term debt, less current maturities                  511,875        192,403    7,119,800 (a/b/c)  7,824,078
Equipment notes payable, less current maturities          15,454              -          -               15,454
Capitalized lease obligations payable, less                                                                   -
     current maturities                                4,087,635        624,035     (624,000) ( c)    4,087,670
Deferred income taxes                                  1,323,000              -           -           1,323,000
                                                    -------------  -------------  -------------     -------------
     Total liabilities                                13,664,412      3,558,145    5,029,100         22,251,657

Stockholders' equity:
     Preferred stock                                           -              -          -                 -
     Common stock                                         55,488              -          -               55,488
 Additional paid-in capital                            5,009,671         35,300      (35,300)(a)      5,009,671
 Retained earnings                                     9,907,576      (346,333)      346,333 (a)      9,907,576
                                                    -------------  -------------  -------------     -------------
                                                      14,972,735      (311,033)      311,033         14,972,735
Less:
Treasury Stock                                          (31,606)              -           -            (31,606)
                                                    -------------  -------------  -------------     -------------
      Total stockholders' equity                       14,941,129      (311,033)     311,033         14,941,129
                                                    -------------  -------------  -------------     -------------
     Total liabilities and stockholders' equity      $28,605,541      3,247,112    5,340,133        $37,192,786
                                                    =============  ============= ==============     =============

            DISC GRAPHICS, INC. AND CONTEMPORARY COLOR GRAPHICS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                               AS OF JUNE 30, 1999

         The following Unaudited Pro Forma Consolidated Statements of Income combines, on a purchase basis of accounting, the Unaudited Consolidated Statements of Income of the Company and the Statement of Income of CCG for the six months ended June 30, 1999. The Unaudited Pro Forma Consolidated Information is not necessarily indicative of the actual or future financial position that would have occurred or will occur as a result of the Acquisition.

                                      Disc Graphics, Inc. and Contemporary Color Graphics, Inc.
                                Unaudited Pro Forma Consolidated Income Statement as of June 30, 1999



                                                     Historical                            Pro Forma
                                            --------------------------------   -----------------------------------
                                               Disc Graphics       CCG          Adjustments         Consolidated
                                            --------------------------------   --------------      ---------------

Sales                                          $29,602,670        3,617,954          -               $ 33,220,624
Cost of sales                                   22,087,438        2,724,159          -                 24,811,597
                                            ---------------   --------------   --------------      ---------------

Gross profit                                     7,515,232          893,795          -                  8,409,027

Operating expenses:
     Selling and shipping expenses               3,061,675          270,355          -                  3,332,030
     General and administrative expenses         2,556,046          783,268        19,900 (h/i)         3,359,214
                                            ---------------   --------------   --------------      ---------------

Operating income (loss)                          1,897,511        (159,828)       (19,900)              1,717,783

Other Income(expense)                             -                  36,472          -                     36,472
Interest expense                                   231,515          -             189,000 (j)             420,515
                                            ---------------   --------------   --------------      ---------------
Income (loss) before provision for
     income taxes                                1,665,996        (123,356)      (208,900)              1,333,740
                                            ---------------   --------------   --------------      ---------------
Provision for income taxes                         665,000          -            (132,000) (k)            533,000
                                            ---------------   --------------   --------------      ---------------
Net income (loss)                               $1,000,996        (123,356)      ($76,900)               $800,740
                                            ===============   ==============   ==============      ===============
Net income per share:

     Basic                                           $0.18                                                  $0.15
                                            ===============                                        ===============
     Diluted                                         $0.18                                                  $0.14
                                            ===============                                        ===============
Weighted average shares outstanding:

     Basic                                       5,518,370                                              5,518,370
                                            ===============                                        ===============
     Diluted                                     5,549,510                                              5,549,510
                                            ===============                                        ===============

            DISC GRAPHICS, INC. AND CONTEMPORARY COLOR GRAPHICS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                             AS OF DECEMBER 31, 1998

         The  following   Unaudited  Pro  Forma  Consolidated  Income  Statement
combines, on a purchase basis of accounting, the Consolidated Statement of Income of the Company and the Statement of Income of CCG for the twelve months ended December 31. 1998. The Pro Forma Consolidated Income Statement gives effect to the acquisition of CCG as if it had occurred on January 1, 1998. The Pro Forma Consolidated Information is not necessarily indicative of the actual or future financial position that would have occurred or will occur as a result of the Acquisition.

                                     Disc Graphics, Inc. and Contemporary Color Graphics, Inc.
                              Unaudited Pro Forma Consolidated Income Statement as of December 31, 1998


                                                       Historical                           Pro Forma
                                           ---------------------------------  ------------------------------------
                                              Disc Graphics        CCG           Adjustments          Consolidated
                                           ---------------------------------  ---------------      ---------------

Sales                                         $58,881,533        7,467,992           -                $66,349,525
Cost of sales                                  43,082,081        5,462,397           -                 48,544,478
                                           ---------------  ---------------   ---------------      ---------------

Gross profit                                   15,799,452        2,005,595           -                 17,805,047

Operating expenses:
      Selling and shipping expenses             6,018,562          442,420           -                  6,460,982
      General and administrative expenses       4,531,620        1,084,328          354,500 (d/e)       5,970,448
                                           ---------------  ---------------   ---------------      ---------------
Operating income (loss)                         5,249,270          478,847         (354,500)            5,373,617

Other Income                                       -                80,282           -                     80,282
Interest expense                                  633,512           -               318,600 (f)           952,112
Gain on disposal of equipment                     149,669           -                -                    149,669
                                           ---------------  ---------------   ---------------      ---------------
Income (loss) before provision for
      for income taxes                          4,765,427          559,129         (673,100)            4,651,456

Provision for income taxes                      1,901,000           -               (40,000) (g)        1,861,000
                                           ---------------  ---------------   ---------------      ---------------
Net income (loss)                              $2,864,427          559,129         (633,100)           $2,790,456
                                           ===============  ===============   ===============      ===============
Net income per share:

      Basic                                         $0.52                                                   $0.51
                                           ===============                                         ===============
      Diluted                                       $0.52                                                   $0.51
                                           ===============                                         ===============
Weighted average shares outstanding:

      Basic                                     5,474,444                                               5,474,444
                                           ===============                                         ===============
      Diluted                                   5,492,050                                               5,492,050
                                           ===============                                         ===============


            DISC GRAPHICS, INC. AND CONTEMPORARY COLOR GRAPHICS, INC. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements of the Company and CCG give effect to the following pro forma adjustments and assumptions:

Adjustments for Pro Forma  Consolidated Balance Sheet dated June 30, 1999:

(a) The Company acquired substantially all the assets and certain liabilities of CCG; an adjustment has been made to eliminate the assets and liabilities which were not acquired by the Company in accordance with the Agreement.

(b) This adjustment records the purchase price of the Acquisition. The purchase price consisted of $3,500,000.00 in cash, a promissory note in the amount of $1,000,000.00, a supplemental promissory note in the amount of $1,000,000.00, convertible debentures in the amount of $600,000.00 and assumed debt of approximately $1,300,000.00. Principal on the promissory note must be paid in three annual installments commencing on August 1, 2000. Interest at a rate of 8.33% per annum on the principal balance of the note must be paid quarterly in arrears commencing on November 1, 1999. Principal on the supplemental note must be paid in two annual installments commencing on August 1, 2003. Interest at a rate of 8.33% per annum on the unpaid principal balance of the supplemental note must be paid on each principal payment date. Principal on the convertible debentures must be paid in three annual installments commencing on August 1, 2000. Interest at a rate of 8.33% per annum on the unpaid principal balance of the debentures must be paid quarterly in arrears commencing on November 1, 1999. CCG has the right to convert the debentures into shares of the Registrant's common stock, par value $0.01 per share, not less than 30 days before any principal or interest payment date at a rate of one share for every $5.50 of principal or interest, as applicable. Common stock issuable under convertible debentures are not included in earnings per share since the conversion price of the debentures exceeded the market price during the period presented. Payment on the promissory note, supplemental note and convertible debenture is secured by a subordinated lien in favor of CCG on all of the assets acquired from CCG. The promissory note, the supplemental promissory note, the convertible debentures, the cash and the assumed debt are subject to adjustments as set forth in the Asset Purchase Agreement.

         Purchase Price
            Cash                                                     $3,500,000
            Promissory note                                           1,000,000
            Supplemental Promissory note                              1,000,000
            Debenture                                                   600,000
            Transaction costs                                            70,000
                                                                   -------------
                                                                      6,170,000
                                                                       =========

          CCG's net assets, at cost                     37,200
            Fair value adjustment of
              plant and equipment              (114,500)
                                               --------
                    Net Assets                                          (77,300)
                                                                   ------------
                                                                      6,247,300

          Allocated to
            Covenant not to compete                                   1,000,000
                                                                      ---------
          Excess of cost over fair value of business acquired        $5,247,300
                                                                     ==========

(c) This adjustment records the repayment of CCG's bank line of credit and notes payable to various financial institutions. The cash used to repay CCG's bank line or credit and notes payable was obtained from borrowings under the Company's Financing Agreement with KeyBank National Association.

Adjustments for Pro Forma Consolidated Income Statement for the year ended December 31, 1998:

(d)  This  adjustment   reflects  the   incremental   decrease  in  general  and
administrative expenses due to the Employment Agreements entered into between the Company and the former principals of CCG.

(e) This adjustment records the amortization over a period of 15 years of the excess of cost over the current market value of net assets acquired. The Company estimates 15 years as the useful life of this intangible asset. It also records the amortization of the covenant not to compete over a period of five (5) years.

(f) This adjustment records the increase in interest expenses related to the pro forma adjustments (b) and (c). It also reflects the elimination of CCG's interest expense as it relates to the pro forma adjustments (b) and (c). The elimination of the CCG's interest expense related to its bank line of credit and notes payable was offset by the Company's interest expense related to cash obtained from borrowings under the Company's Financing Agreement with KeyBank National Association for the payment of the purchase price and the repayment of CCG's bank line of credit and notes payable. The adjustment has been calculated on the basis of the interest rate available for borrowing under the Company's Financing Agreement with KeyBank National Association as of June 30, 1999.

     The Company
         Purchase price of $3,500,000 at
           6.31% per annum                                             $220,900
         Repayment of CCG's debt assumed
           $1,212,233 at 6.31% per annum                                 76,500
         Promissory note                                                 83,300
         Supplemental note                                               83,300
         Debentures                                                      50,000
         Reduction of interest expense                                 (195,400)
                                                                     -----------

         Total increase in interest expense                             $318,600

(g) This adjustment records the income tax effect on the consolidated financial results using the Company's historical effective tax rate.

Adjustments for Pro Forma Consolidated Income Statement for the six month period ended June 30, 1998:

(h)  This  adjustment   reflects  the   incremental   decrease  in  general  and
administrative expenses due to the Employment Agreements entered into between the Company and the former principals of CCG.

(i) This adjustment records the amortization over a period of 15 years of the excess of cost over the current market value of net assets acquired. The Company estimates 15 years as the useful life of this intangible asset. It also records the amortization of the covenant not to compete over a period of five (5) years.

(j) This adjustment records the incremental increase in interest expense related to the pro forma adjustments (b) and (c). It also reflects the elimination of CCG's interest expense as it relates to the pro forma adjustments (b) and (c). The elimination of the CCG's interest expense related to its bank line of credit and notes payable was offset by the Company's interest expense related to cash obtained from borrowings under the Company's Financing Agreement with KeyBank National Association for the purchase price and the repayment of CCG's bank line of credit and notes payable. The adjustment has been calculated on the basis of the interest rate available for borrowing under the Company's Financing Agreement with KeyBank National Association as of June 30, 1999.

   The Company
       Purchase Price of $3,500,000 at
                at 6.31% per annum                                     $110,400
       Repayment of CCG's debt assumed
                $1,212,233 at 6.31% per annum                            38,200

       Promissory Note                                                   41,700
       Supplemental note                                                 41,700
       Debentures                                                        25,000
       Reduction of interest expense                                    (68,000)
                                                                      ----------
       Total increase in interest expense                              $189,000
                                                                       ========

(k) This adjustment records the income tax effect on the consolidated financial results using the Company's historical effective tax rate.